Exhibit 10.3

GUARANTY AGREEMENT

This GUARANTY AGREEMENT (this “Guaranty”) is executed as of December 20, 2021, by each of the Guarantors identified on the signature pages hereto, and each other Person from time to time executing a joinder hereto for purposes of becoming a “Guarantor” hereunder in accordance with Section 5.1(m) of the hereafter defined Loan Agreement (each, a “Guarantor” and, collectively, the “Guarantors”), for the benefit of FVP SERVICING, LLC, in its capacity as administrative agent for the Lenders under the Loan Agreement (as defined below) (the “Administrative Agent”), and the Lenders from time to time party to the Loan Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such term in the Loan Agreement.

W I T N E S S E T H:

A. Pursuant to that certain Loan Agreement dated of even date herewith (as the same may be amended, modified, supplemented, replaced or otherwise modified from time to time, the “Loan Agreement”) by and among Altitude International Holdings, Inc. and Trident Water, LLC, as borrowers (individually and collectively, “Borrower”), Guarantors, Administrative Agent and the Lenders party thereto, Lenders have agreed to make certain term loans to Borrower (collectively, the “Loan”). Lenders are not willing to make the Loan, or otherwise extend credit, to Borrower unless each Guarantor unconditionally guarantees the payment and performance to Lenders of the Guaranteed Obligations (as herein defined).

B.	Each Guarantor will directly benefit from Lender’s making the Loan to Borrower.

NOW, THEREFORE, as an inducement to Lenders to make the Loan to Borrower and to extend such additional credit as Lenders may from time to time agree to extend under the Loan Documents, as an inducement to Administrative Agent and the Lenders to enter into the Loan Documents, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE 1

NATURE AND SCOPE OF GUARANTY

Section 1.1 Guaranty of Obligation.

(a) Each Guarantor hereby irrevocably and unconditionally jointly and severally guarantees to Administrative Agent and the Lenders and each of their respective successors and assigns the payment and performance of the Guaranteed Obligations (as defined below) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each Guarantor hereby irrevocably and unconditionally covenants and agrees that it is jointly and severally liable for the Guaranteed Obligations as a primary obligor.

(b) As used herein, the term “Guaranteed Obligations” means the aggregate principal amount of all of the Obligations, whether now existing or made subsequent hereto, or so much thereof as may be due and owing under the Loan Agreement or any of the other Loan Documents, together with interest, fees, costs, expenses and any other sums owing under the Loan Agreement or any of the other Loan Documents and all costs or expenses incurred by Administrative Agent or any Lender in the enforcement or collection of this Guaranty.

Section 1.2 Nature of Guaranty. This Guaranty is a continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by such Guarantor and after (if any Guarantor is a natural person) such Guarantor’s death (in which event this Guaranty shall be binding upon such Guarantor’s estate and such Guarantor’s legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of any Guarantor hereunder with respect to the Guaranteed Obligations. This Guaranty may be enforced by the Administrative Agent, Lenders and any subsequent holder of the Loan Agreement or the Notes and shall not be discharged by the assignment or negotiation of all or part of the Loan Agreement, the Notes or the Obligations.

Section 1.3 Guaranteed Obligations Not Reduced by Offset. The Guaranteed Obligations and the liabilities and obligations of Guarantors hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower or any other party against the Administrative Agent or Lenders or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 1.4 Payment By Guarantor. If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, each Guarantor shall, immediately upon demand by Administrative Agent and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, all such notices being hereby waived by each Guarantor, pay in lawful money of the United States of America, the amount due on the Guaranteed Obligations to Lenders at Administrative Agent’s address as set forth herein. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.5 No Duty To Pursue Others. It shall not be necessary for Administrative Agent or any Lender (and Guarantor hereby waives any rights which such Guarantor may have to require Lender), in order to enforce the obligations of Guarantors hereunder, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Loan or the Guaranteed Obligations or any other Person, (ii) enforce Administrative Agent’s or any Lender’s rights against any collateral which shall ever have been given to secure the Loan, (iii) enforce Administrative Agent’s or any Lender’s rights against any other guarantors of the Guaranteed Obligations, (iv) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Administrative Agent or Lenders against any collateral which shall ever have been given to secure the Loan or other Obligations, or (vi) resort to any other means of obtaining payment of the Guaranteed Obligations. All of the remedies set forth herein and/or provided for in or at law or equity shall be equally available to Administrative Agent, and the choice by Administrative Agent of one such remedy over another shall not be subject to question or challenge by any Guarantor or any other Person, nor shall any such choice be asserted as a defense, setoff, or failure to mitigate damages in any action, proceeding, or counteraction by Administrative Agent to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Administrative Agent from subsequently electing to exercise a different remedy.

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Section 1.6 Waivers. Each Guarantor agrees to the provisions of the Loan Documents and hereby waives notice of (i) any loans or advances made by Lenders to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note, the Loan Agreement or any other Loan Document, (iv) the execution and delivery by Borrower, Administrative Agent and Lenders of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory note or other document arising under the Loan Documents, (v) the occurrence of (A) any breach by Borrower of any of the terms or conditions of the Loan Agreement or any of the other Loan Documents, or (B) an Event of Default, (vi) Administrative Agent’s or any Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (vii) the sale or foreclosure (or the posting or advertising for the sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Borrower, or (ix) any other action at any time taken or omitted by Administrative Agent or any Lender and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and/or the obligations hereby guaranteed.

Section 1.7 Payment of Expenses. In the event that any Guarantor shall breach or fail to timely perform any provisions of this Guaranty, Guarantors shall, immediately upon demand by Administrative Agent, pay all of Administrative Agent’s and each Lender’s costs and expenses (including court costs and attorneys’ fees) incurred by Administrative Agent and Lenders in the enforcement hereof or the preservation of all of Administrative Agent’s and each Lender’s rights hereunder, together with interest thereon from the date requested by Administrative Agent until the date of payment to Administrative Agent and Lenders. The covenant contained in this Section shall survive the payment and performance of the Guaranteed Obligations.

Section 1.8 Effect of Bankruptcy. In the event that pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law or any judgment, order or decision thereunder, Administrative Agent or any Lender must rescind or restore any payment or any part thereof received by Administrative Agent or any Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Administrative Agent or any Lender shall be without effect and this Guaranty shall remain (or shall be reinstated to be) in full force and effect. It is the intention of Borrower and Guarantors that Guarantor’s obligations hereunder shall not be discharged except by each Guarantor’s performance of such obligations and then only to the extent of such performance.

Section 1.9 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, each Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Administrative Agent and each Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other party liable for the payment of any or all of the Guaranteed Obligations for any payment made by Guarantors under or in connection with this Guaranty or otherwise.

ARTICLE 2

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR’S OBLIGATIONS

Each Guarantor hereby consents and agrees to each of the following and agrees that such Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

Section 2.1 Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations, the Notes, the Loan Agreement, the other Loan Documents or any other document, instrument, contract or understanding between Borrower, Administrative Agent and Lenders or any other parties pertaining to the Guaranteed Obligations or any failure of Administrative Agent or any Lender to notify any such Guarantor of any such action.

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Section 2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Administrative Agent or any Lender to Borrower or any Guarantor.

Section 2.3 Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, any Guarantor or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or any Guarantor or any sale, lease or transfer of any or all of the assets of Borrower or any Guarantor or any changes in the direct or indirect shareholders, partners or members, as applicable, of Borrower or any Guarantor; or any reorganization of Borrower or any Guarantor.

Section 2.4 Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations or any document or agreement executed in connection with the Guaranteed Obligations for any reason whatsoever.

Section 2.5 Release of Obligors. Any full or partial release of the liability of Borrower for the Guaranteed Obligations or any part thereof, or of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support from any other Person, and such Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other Persons (including Borrower) will be liable to pay or perform the Guaranteed Obligations or that Lenders will look to other Persons (including Borrower) to pay or perform the Guaranteed Obligations.

Section 2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

Section 2.8 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

Section 2.9 Offset. Any existing or future right of offset, claim or defense of Borrower against Administrative Agent or any Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

Section 2.10 Merger. The reorganization, merger or consolidation of Borrower or any Guarantor into or with any other Person.

Section 2.11 Preference. Any payment by Borrower to Administrative Agent or any Lender are held to constitute a preference under bankruptcy laws or for any reason Administrative Agent or any Lender is required to refund such payment or pay such amount to Borrower or to any other Person.

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Section 2.12 Other Actions Taken or Omitted. Any (a) defense based upon any legal disability or other defense of Borrower, any other Guarantor or Person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment and performance of those obligations of Borrower which are guaranteed hereunder; (b) any defense based upon any lack of authority of the officers, directors, partners, managers, members or agents acting or purporting to act on behalf of Borrower, any Guarantor or any principal of Borrower or any Guarantor, any defect in the formation of Borrower, any Guarantor or any principal of Borrower or any Guarantor; (c) defense based upon the application by Borrower of the proceeds of the Guaranteed Obligations for purposes other than the purposes represented by Borrower to Administrative Agent or any Lender or intended or understood by Administrative Agent or any Lender or Guarantor; (d) and all rights and defenses arising out of an election of remedies by Administrative Agent or any Lender, even though that election of remedies (such as a nonjudicial foreclosure, if available and/or permitted, with respect to security for a guaranteed obligation) has or may have destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of any applicable state law or otherwise; (e) defense based upon Administrative Agent or any Lender’s failure to disclose to any such Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay and perform its obligations under this Guaranty or any of the other Loan Documents, or upon the failure of any other principals of Borrower to guaranty the Guaranteed Obligations; (f) right of subrogation, any right to enforce any remedy which Administrative Agent or any Lender may have against Borrower and any right to participate in, or benefit from, any security for this Guaranty or the other Loan Documents; (g) presentment, demand, protest and notice of any kind; (h) the benefit of any statute of limitations affecting the liability of any Guarantor hereunder or the enforcement hereof to the extent permitted by law; and (i) duty or obligation on Administrative Agent or any Lender to proceed to collect payment or performance of the obligations from, or to commence an action against, Borrower or any other Person, or to resort to any security or to any balance of any deposit account or credit on the books of Administrative Agent or any Lender in favor of Borrower or any other Person, despite any notice or request of any Guarantor to do so.

Section 2.13 Joint and Several Liability. THE LIABILITY OF EACH GUARANTOR UNDER THIS AGREEMENT SHALL BE JOINT AND SEVERAL WITH BORROWER AND ALL OTHER GUARANTORS OF GUARANTEED OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

To induce Lenders to enter into the Loan Documents and to extend credit to Borrower, the Guarantors jointly and severally represent and warrant to Administrative Agent and Lenders as follows:

Section 3.1 Benefit. Each Guarantor is an Affiliate of Borrower, and has received, or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

Section 3.2 Familiarity and Reliance. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Obligations or Guaranteed Obligations; however, no Guarantor is relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

Section 3.3 No Representation By Lender. Neither Administrative Agent, Lenders nor any other party has made any representation, warranty or statement to any Guarantor in order to induce such Guarantor to execute this Guaranty.

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Section 3.4 Guarantor’s Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, each Guarantor (a) is and will be solvent, (b) has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and (c) has and will have property and assets sufficient to satisfy and repay its obligations and liabilities, including the Guaranteed Obligations.

Section 3.5 Legality. The execution, delivery and performance by each Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not and will not contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach of, any indenture, mortgage, charge, lien, contract, agreement or other instrument to which such Guarantor is a party or which may be applicable to such Guarantor. This Guaranty is a legal and binding obligation of each Guarantor and is enforceable against each Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.

Section 3.6 Survival. All representations and warranties made by Guarantors herein shall survive the execution hereof.

Section 3.7 Power and Authority. Each Guarantor has the power and authority, and the legal right, to execute and deliver this Guaranty and to perform its obligations hereunder.

Section 3.8 Authorization; Execution and Delivery. The execution and delivery of this Guaranty by Guarantors and the performance of such Guarantor’s obligations hereunder have been duly authorized by all necessary corporate or limited liability company action, as applicable, in accordance with all Applicable Laws. Each Guarantor has duly executed and delivered this Guaranty.

ARTICLE 4

SUBORDINATION OF CERTAIN INDEBTEDNESS

Section 4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantors, whether such debts and liabilities now exist or are hereafter incurred or arise, and whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be, created, or the manner in which they have been, or may hereafter be, acquired by Guarantors. The Guarantor Claims shall include, without limitation, all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations. So long as any portion of the Obligations or the Guaranteed Obligations remain outstanding, no Guarantor shall receive or collect, directly or indirectly, from Borrower or any other Person any amount upon the Guarantor Claims.

Section 4.2 Claims in Bankruptcy. In the event of any receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceeding involving any Guarantor as a debtor, Administrative Agent and Lenders shall have the right to prove their claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to Administrative Agent for the ratable benefit of the Lenders. Should Administrative Agent receive, for application against the Guaranteed Obligations, any dividend or payment which is otherwise payable to any Guarantor and which, as between Borrower and such Guarantor, shall constitute a credit against the Guarantor Claims, then, upon payment to Administrative Agent for the ratable benefit of the Lenders in full of the Obligations and the Guaranteed Obligations, such Guarantor shall become subrogated to the rights of Administrative Agent and Lenders to the extent that such payments to Administrative Agent and Lenders on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Administrative Agent and Lenders had not received dividends or payments upon the Guarantor Claims.

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Section 4.3 Payments Held in Trust. Notwithstanding anything to the contrary contained in this Guaranty, in the event that any Guarantor should receive any funds, payments, claims and/or distributions which are prohibited by this Guaranty, such Guarantor agrees to hold in trust for Administrative Agent and Lenders an amount equal to the amount of all funds, payments, claims and/or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims and/or distributions so received except to pay such funds, payments, claims and/or distributions promptly to Administrative Agent for the ratable benefit of the Lenders, and Guarantor covenants promptly to pay the same to Administrative Agent for the ratable benefit of the Lenders.

Section 4.4 Liens Subordinate. Each Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of any Guarantor, Administrative Agent or any Lenders presently exist or are hereafter created or attach. Without the prior written consent of Administrative Agent, Guarantor shall not (i) exercise or enforce any creditor’s rights it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or the joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on the assets of Borrower held by any Guarantor. The foregoing shall in no manner vitiate or amend, nor be deemed to vitiate or amend, any prohibition in the Loan Documents against Borrower granting liens or security interests in any of its assets to any Person other than Administrative Agent for the ratable benefit of the Lenders.

ARTICLE 5

COVENANTS

Section 5.1 Covenants. Until all of the Obligations and the Guaranteed Obligations have been paid in full, (i) no Guarantor shall sell, pledge, mortgage or otherwise transfer any of its assets, or any interest therein, on terms materially less favorable than would be obtained in an arms-length transaction, and (ii) within ninety (90) days following the end of each calendar year, each Guarantor acknowledges and agrees to deliver to Administrative Agent, upon request, the financial statements and tax returns of such Guarantor along with such other financial information as Lender may reasonably request.

Section 5.2 Prohibited Transactions. No Guarantor shall, at any time while a default in the payment of the Guaranteed Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate which would reduce the Net Worth of Guarantor, including, without limitation, the payment of any dividend or distribution to a shareholder, partner or member, as applicable, or the redemption, retirement, purchase or other acquisition for consideration of any stock or other ownership interest in such Guarantor, or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of such Guarantor’s assets, or any interest therein. As used in this Section 5.2, the term “Net Worth” means, with respect to any Guarantor as of any date of determination, an amount equal to (i) such Guarantor’s, total assets as of such date, less (ii) such Guarantor’s total liabilities as of such date, in each case, as determined in accordance with GAAP.

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ARTICLE 6

MISCELLANEOUS

Section 6.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Administrative Agent or any Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Administrative Agent and Lenders hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor any consent to any departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

Section 6.2 Notices. All notices, demands, requests, consents, approvals or other communications (any of the foregoing, a “Notice”) required, permitted or desired to be given hereunder shall be in writing and shall be sent by telefax (with answer back acknowledged) or by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or by reputable overnight courier, addressed to the party to be so notified at its address hereinafter set forth, or to such other address as such party may hereafter specify in accordance with the provisions of this Section 6.2. Any Notice shall be deemed to have been received: (a) three (3) days after the date such Notice is mailed, (b) on the date of sending by telefax if sent during business hours on a Business Day (otherwise on the next Business Day), (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day), and (d) on the next Business Day if sent by an overnight commercial courier, in each case addressed to the parties as follows:

If to Lender:	c/o Feenix Venture Partners, LLC
1201 Broadway, 7th Floor
New York, NY 10001 Attn:
Keith Lee Telephone:
646.902.6645
E-mail: klee@feenixpartners.com

with a copy to:	Kutak Rock LLP The
Omaha Building 1650 Farnam Street
Omaha, NE 68102 Attention:
Joel L. Wiegert
Email: joel.wiegert@kutakrock.com

If to Guarantor:	c/o Altitude International Holdings, Inc.
4500 SE Pine Valley Street
Port Saint Lucie, FL 34952
Attn: Gregory C. Breunich, CEO
Telephone: 941-730-9547
Email: GBreunich@clubmedacademies.com

Any party may change the address to which any such Notice is to be delivered by furnishing ten (10) days’ written notice of such change to the other parties in accordance with the provisions of this Section 6.2. Notices shall be deemed to have been given on the date set forth above, even if there is an inability to actually deliver any Notice because of a changed address of which no Notice was given or there is a rejection or refusal to accept any Notice offered for delivery. Notice for any party may be given by its respective counsel.

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Section 6.3 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 6.4 Amendments. This Guaranty may be amended only by an instrument in writing executed by Administrative Agent and each of the other party(ies) against whom such amendment is sought to be enforced.

Section 6.5 Parties Bound; Assignment. This Guaranty shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Administrative Agent and Lenders shall have the right to assign or transfer its rights under this Guaranty in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Lenders shall be entitled to all the benefits afforded to Lenders under this Guaranty. No Guarantor shall have the right to assign or transfer its rights or obligations under this Guaranty without the prior written consent of Administrative Agent, and any attempted assignment without such consent shall be null and void.

Section 6.6 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 6.7 Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 6.8 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

Section 6.9 Rights and Remedies. If any Guarantor becomes liable for any indebtedness owing by Borrower to Administrative Agent or any Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lenders hereunder shall be cumulative of any and all other rights that Administrative Agent and Lenders may ever have against such Guarantor. The exercise by Administrative Agent or any Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

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Section 6.10 Entirety. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTORS, ADMINISTRATIVE AGENT AND LENDERS WITH RESPECT TO EACH SUCH GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTORS, ADMINISTRATIVE AGENT AND LENDERS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTORS, ADMINISTRATIVE AGENT AND LENDERS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTORS, ADMINISTRATIVE AGENT AND/OR ANY LENDER.

Section 6.11 Governing Law. This Guaranty and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Guaranty or any of the other Loan Documents and the transactions contemplated hereby shall be governed by the laws of the State of New York.

Section 6.12 Submission to Jurisdiction. Each Guarantor hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Guaranty and the other Loan Documents may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against Guarantor in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

Section 6.13 Venue. Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty and the other Loan Documents in any court referred to in Section 6.12 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 6.14 WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

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Section 6.15 Cooperation. Each Guarantor acknowledges that Administrative Agent and/or any Lender and its successors and assigns may (i) sell this Guaranty, the Loan Agreements, the Notes and the other Loan Documents to one or more investors as a whole loan or in part, (ii) participate the Loan secured by this Guaranty to one or more investors, (iii) deposit this Guaranty, the Loan Agreements, the Note and the other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or one or more interests therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as “Secondary Market Transaction”). Each Guarantor shall cooperate with Administrative Agent and the Lenders in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any of the rating agencies involved in any Secondary Market Transaction. Each Guarantor shall provide such information and documents relating to such Guarantor and Borrower, as applicable, as Administrative Agent or the Lenders may reasonably request in connection with such Secondary Market Transaction. In addition, each Guarantor shall make available to Administrative Agent all information concerning its business and operations that Administrative Agent may reasonably request. Administrative Agent shall be permitted to share all such information with the investment banking firms, Rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by any Guarantor to Administrative Agent, including any and all financial statements provided to Lenders pursuant hereto, may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors and potential investors may also see some or all of the information. Administrative Agent, Lenders and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, any such Guarantor in the form as provided by such Guarantor. Administrative Agent and Lenders may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

Section 6.16 Reinstatement in Certain Circumstances. If at any time any payment of the principal of or interest under the Loan or any other amount payable by Borrower under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 6.17 Gender; Number; General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, (a) words used in this Guaranty may be used interchangeably in the singular or plural form, (b) any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, (c) the word “Borrower” shall mean “each Borrower from time to time under the Loan Agreement”, (d) the word “Lender” shall mean “Lenders and any subsequent holder of a Note or otherwise party to the Loan Agreement”, (e) the word “Guarantor” shall mean each Guarantor and any subsequent Guarantor from time to time party hereto, (f) the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Loan Agreement”, including, without limitation, and additional notes issues under the Loan Agreement, (g) the word “Property” shall include any portion of the Property and any interest therein, and (g) the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Administrative Agent or Lenders in protecting its interest in the Collateral, and/or in enforcing its rights hereunder.

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IN WITNESS WHEREOF, Guarantors have executed this Guaranty as of the day and year first above written.

GUARANTORS:

ALTITUDE SPORTS MANAGEMENT CORP.,
a Wisconsin corporation

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

BREUNICH HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

CMA SOCCER LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

ITA-USA ENTERPRISE LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

NORTH MIAMI BEACH ACADEMY LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

SIGNATURE PAGE TO GUARANTY AGREEMENT

NVL VOLLEYBALL ACADEMY LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

SIX LOG CLEANING AND SANITIZING LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

ALTITUDE WELLNESS LLC,
a Florida limited liability company

By:	/s/ Gregory C. Breunich
Name:	Gregory C. Breunich
Title:	Authorized Signatory

SIGNATURE PAGE TO GUARANTY AGREEMENT

ACKNOWLEDGED, ACCEPTED AND AGREED TO BY:

FVP SERVICING, LLC,
as Administrative Agent

By:	/s/ Keith Lee
Name:	Keith Lee
Title:	Manager

SIGNATURE PAGE TO GUARANTY AGREEMENT